UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 24, 2015

CTI BioPharma Corp.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2015, CTI BioPharma Corp. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain affiliates of BVF Partners L.P. (collectively, the “Purchasers”). Pursuant to the Subscription Agreement, the Company agreed, subject to certain closing conditions, to issue to the Purchasers an aggregate of 10,000,000 shares of common stock (“Shares”) at a purchase price per share of $1.57 (the “Offering”). The Shares are being offered directly to the Purchasers without a placement agent or underwriter, and are being offered under the Company’s shelf registration statement on Form S-3 (File No. 333-200452), as supplemented by the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2015.

The proceeds to us before expenses will be $15.7 million. The net proceeds from the Offering, after deducting estimated offering expenses, are expected to be approximately $15.1 million. The Company plans to use the net proceeds from the Offering to support the continued clinical development of its lead product candidate, pacritinib, as a potential new treatment for patients with myelofibrosis, and additional research into new indications outside of myelofibrosis, and for general corporate purposes.

Pursuant to an engagement letter by and between Evercore Group L.L.C. (or “Evercore”) and the Company, the Company has agreed to pay Evercore approximately $274,750 upon the consummation of the Offering in connection with Evercore’s provision of financial advisory services to the Company.

The Subscription Agreement contains representations and warranties that the respective party made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of the Subscription Agreement and in the context of the specific relationship between the parties. The provisions of the Subscription Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The above description of the Subscription Agreement is qualified in its entirety by reference to the form of such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated September 24, 2015, is attached as Exhibit 99.1 hereto. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description	Location

99.1	Press Release of CTI BioPharma Corp., dated September 24, 2015.	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: September 24, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

Exhibit Number	Description	Location

99.1	Press Release of CTI BioPharma Corp., dated September 24, 2015.	Furnished herewith.